                                                                  EXHIBIT (e)(3)


                      ADDENDUM TO DISTRIBUTION AGREEMENT

     The Distribution Agreement, made the 15th day of December 1999, and subsequently amended on January 28, 2000 by and between PACIFIC SELECT FUND ("Fund"), a Massachusetts business trust having its principal place of business at 700 Newport Center Drive, Newport Beach, CA 92660, and PACIFIC SELECT DISTRIBUTORS, INC., a California corporation, having its principal place of business at 700 Newport Center Drive, Newport Beach, California 92660, (the "Agreement") is hereby amended by the addition of the provisions set forth in this Addendum to the Agreement ("Addendum"), which is made this ____ day of _________, 2000.


     1. Effective _________, 2000, Exhibit A attached to the Agreement is amended as shown on the Exhibit A attached to this Addendum.


     IN WITNESS WHEREOF, the parties hereto have caused this Addendum to be executed by their officers designated below on the date written above.



                               PACIFIC SELECT FUND



Attest:                                 By:
       -----------------------             ----------------------------
Name:  Audrey L. Milfs                  Name: Thomas C. Sutton
Title: Secretary                        Title: Chairman of the Board and Trustee



                        PACIFIC MUTUAL DISTRIBUTORS, INC.


Attest:                                 By:
       -----------------------             ---------------------------
Name:  Audrey L. Milfs                  Name: Gerald W. Robinson
Title: Secretary                        Title: Chairman and CEO

                                    Exhibit A

                               Pacific Select Fund


Series
------

Money Market Portfolio
High Yield Bond Portfolio
Managed Bond Portfolio
Government Securities Portfolio
Small-Cap Equity Portfolio
Aggressive Equity Portfolio
Growth LT Portfolio
Equity Income Portfolio
Multi-Strategy Portfolio
Large-Cap Value Portfolio
Mid-Cap Value Portfolio
Equity Portfolio
Bond and Income Portfolio
Equity Index Portfolio
Small-Cap Index Portfolio
REIT Portfolio
International Value Portfolio
Emerging Markets Portfolio
International Large-Cap Portfolio
Diversified Research Portfolio
I-Net Tollkeeper Portfolio
Strategic Value Portfolio*
Focused 30 Portfolio*



*  Effective _________, 2000